                             PACIFIC CAPITAL BANCORP
                        RESTRICTED STOCK OPTION AGREEMENT

         This confirms the grant by Pacific Capital Bancorp (the "Company") of a stock option to the Employee identified below ("Employee") on the terms and conditions set forth below and of the Amended and Restated Restricted Stock Plan effective January 22, 2002 (the "Plan"), the terms of which are incorporated herein.

1.  NAME OF EMPLOYEE.
                     -----------------------------------

2.  DATE OF GRANT.
                  --------------------------------------

3.  NUMBER OF SHARES.             shares of Common Stock
                     -------------

4.  EXERCISE PRICE. $          per share.
                     ----------

5.  TYPE OF OPTION. For tax purposes, the Option is of the type indicated below:

                  Incentive Option
                                                     ----------
                  Non-Qualified Stock Option
                                                     ----------

6. TERM OF OPTION. The term of the Option will begin as of the date of grant set forth above and, unless sooner terminated in accordance with the terms of the Plan, will expire at the end of the period specified below.

                  Five years from date of grant
                                                     ----------
                  Ten years from date of grant
                                                     ----------

7. EXPIRATION. The Option is subject to termination prior to the expiration of the term of the Option set forth above in the event of the termination of Employee's employment with the Company or any of its subsidiaries or the occurrence of certain other events specified in the Plan.

8. EXERCISE. Except as otherwise specifically provided in the Plan, the Option may not be exercised in whole or in part prior to the expiration of six months after the date of grant of the Option.

9. VESTING SCHEDULE. Beginning on the date of grant of the Option and continuing until the Option has become fully exercisable, the Employee's interest in the Option shall vest and become exercisable in accordance with the schedule indicated below:

                           20% on ________; 20% on _________; 20% on each
                  -----    anniversary thereafter

                           In equal quarterly installments over a period of____
                  -----    years

                           The Option is fully vested as of the date of grant
                  -----

1. RESTRICTION ON TRANSFER OF OPTION. Except as otherwise specifically permitted in the Plan, Employee may not transfer all or any portion of his/her interest in the Option other than by will or the laws of descent and distribution.

2. NO COMPETITION. Employee agrees that it is reasonable for the Company to require, as a condition to Employee's receipt of the economic benefit afforded by the Option, that Employee not engage in business activities competitive with those of the Company and its subsidiaries. The provisions of Exhibit A hereto:

                  Apply
                        ----

                  Do not apply
                               ----

to the Option granted under this Agreement.

3. ACKNOWLEDGEMENT BY EMPLOYEE. Employee acknowledges that (a) he/she has received and reviewed a copy of the Plan and (b) the provisions of the Plan are applicable to the Option.

4. SPOUSAL CONSENT. If Employee is married, Employee shall have his/her spouse execute and deliver to the Company a Spousal Consent in the form attached hereto.

5. TERMS OF AGREEMENT. Wherever the form of this Agreement provides for the inclusion of additional information (such as the designation of the type of Option in Section 5 above, the term of the Option in Section 6 above or the vesting schedule for the Option in Section 9 above), such additional information may be added as hand-written information, such information shall be deemed to be part of this Agreement for all purposes and, by his or her execution of this Agreement, Employee shall be deemed to have accepted such additional information.



"COMPANY":                                       "EMPLOYEE":

PACIFIC CAPITAL BANCORP



By
  ---------------------------------              -------------------------------
                                                 Signature of Employee
Its:  Assistant Corporate Secretary
    -------------------------------

Address of the Company:                          Address of Employee

1021 Anacapa Street
Santa Barbara, CA 93101                          -------------------------------
Attn:                                            -------------------------------
     -------------------------                   -------------------------------

                                CONSENT OF SPOUSE
                                -----------------


      I acknowledge that I have read the foregoing Restricted Stock Option Agreement (the "Agreement") and the Amended and Restated Restricted Stock Plan effective February 22, 2000, which is a part of the Agreement, and that I know their contents. I am aware that the Option will vest over a period of time. I hereby approve of the provisions of the Agreement and agree that I will take no action at any time to hinder operation of the Agreement.


Date:                                                                          ,
     ----------------------                  ----------------------------------
                                             Spouse of
                                                      --------------------------


                                  Exhibit A:3

                                   Exhibit A

                            AGREEMENT NOT TO COMPETE

      This Exhibit A constitutes an integral part of the Restricted Stock Option Agreement (the "Agreement") between Pacific Capital Bancorp ("Bancorp") and the Employee designated in the Agreement.

      1. APPLICATION. The provisions of this Exhibit A apply to the Agreement if the "Apply" box in Section 11 of the Agreement is checked.

      2. CANCELLATION ON COMPETITION. In the event of the termination of Employee's employment with Bancorp or any of its subsidiaries (collectively the "Company"), for any reason whatsoever, and, within six months thereafter, Employee either (a) accepts employment with any competitor of the Company, or
(b) otherwise engages in competition with the Company, the Company, in its sole discretion, may cancel the Option granted under the Agreement. If it cancels the Option, the Company may require that Employee return or (if Employee has not received such economic value) forfeit to the Company the economic value of the Option which is realized or obtained, or is realizable or obtainable by Employee at any time during the period beginning on the date which is six (6) months prior to the date of the termination of Employee's employment with the Company and ending six (6) months after the date of termination of such employment. The economic value of the Option shall be measured as follows: (i), if the Option has been exercised during the foregoing period, the economic value shall be measured separately for each exercise as of the date of such exercise, and (ii), to the extent that the Option has not been exercised, the economic value shall be measured as of the date of forfeiture.

      3. DEMAND FOR RETURN. The Company shall exercise its right to cancel the Option by delivering to Employee written notice thereof and demand for the return or forfeiture of the economic value of the Option. The Company may enforce its right under this Exhibit at any time within two (2) years after the date of the termination of Employee's employment with the Company. In the event Employee engages in any competitive activity and the Company is entitled to recover the economic value of the Option, Employee shall pay to the Company the economic value of the Option in such manner and on such terms and conditions as the Company may require. The Company shall be entitled to set-off the amount of the economic value of the Option recoverable by the Company against any amount owed to the Employee by the Company, whether under this Agreement or otherwise.

      4. DEFINITION OF BUSINESS. For purposes of this Exhibit A, the business of the Company shall be deemed to be the provision and performance of financial services and shall include all financial services and financial activities provided by the Company at the time of the termination of Employee's employment. Employee acknowledges that the business of the Company shall not be limited to the business activities conducted by the Company or the particular subsidiary with which Employee is employed at the time of the termination of his or her employment.

      5. DEFINITION OF COMPETITIVE ACTIVITY. For purposes of this Exhibit A, competitive activities include, but are not limited to, the following:

            5.1 EMPLOYMENT OR STOCK OWNERSHIP. Engaging, directly or indirectly, as a principal, partner, officer, director, employee or consultant of or to, or as the beneficial


                                  Exhibit A:4
         holder of an equity interest material either to Employee or the organization in question, in any business competitive with the business of the Company; provided that Employee may hold up to 1% of the total outstanding equity securities of a corporation or other business entity without being deemed to be in competition with the Company;

            5.2 MARKETING ACTIVITIES. Engaging in any selling, marketing or other activities for or on behalf of Employee or any other business, person or entity which are in any manner related to products and services which are competitive with the products and services sold or furnished by the Company; and

            5.3 SOLICITATION OF PERSONNEL. Engaging in any activity which is intended directly or indirectly to attract to the employ of Employee or any other business, person or entity any person who is then an employee of or consultant to the Company and who is performing services related to the business of the Company.

      6. DEFINITION OF ECONOMIC VALUE. For purposes of this Exhibit A, the economic value of the Option shall be determined as followed.

            6.1 PRIOR EXERCISES. If and to the extent that the Option has been exercised, the economic value shall be an amount equal to the difference between (a) the Fair Market Value, as of the date of exercise of the Option, of the securities and other property issued to Employee by reason of Employee's exercise of the Option (including, but not limited to, any shares of common stock or other securities surrendered to or retained by the Company in the payment of the exercise price or the satisfaction of any tax withholding obligation) and (b) the exercise price paid by Employee.

            6.2 FORFEITURE. If the Option has been not exercised, the economic value shall be an amount equal to the difference between (a) the Fair Market Value, as of the date of the Company's written demand to Employee, of the securities and other property issuable to Employee upon exercise of the Option and (b) the exercise price payable by Employee.

            6.3 NO ADJUSTMENT. The economic value of the Option shall not be increased or decreased by reason of any increase or decrease in the Fair Market Value of the securities and other property issued or issuable to Employee upon exercise of the Option after the applicable date for determination of the economic value of the Option.

            6.4 FAIR MARKET VALUE. The Fair Market Value of the securities and other property issued or issuable to Employee upon exercise of the Option shall be determined in accordance with the terms of the Plan.

      7. LIMITATION ON EXERCISE. Notwithstanding anything in this Agreement or the Plan to the contrary, Employee may not exercise the Option in whole or in part at any time after the date of the Company's written demand to Employee for Employee's return of the economic value of the Option under this Exhibit A.


                                  Exhibit A:5